UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2013 (October 8, 2013)

NASH-FINCH COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-785 (Commission File Number)	41-0431960 (I.R.S. Employer Identification No.)

7600 France Avenue South		55435
Minneapolis, Minnesota		(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:

(952) 832-0534

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 21, 2013, by and among Nash-Finch Company, a Delaware corporation (“Nash-Finch”), Spartan Stores, Inc., a Michigan corporation (“Spartan Stores”), and SS Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Spartan Stores (“Merger Sub”), providing for the merger of Merger Sub with and into Nash-Finch, with Nash-Finch surviving as a wholly-owned subsidiary of Spartan Stores (the “Merger”), the board of directors of the combined company shall include all five members of the current Nash-Finch board of directors who are independent for purposes of the rules of the NASDAQ Stock Market (“NASDAQ”) unless any such member is unwilling, ineligible or otherwise not capable or qualified to act in such capacity.

On October 8, 2013, Christopher Bodine, an independent member of the current Nash-Finch board of directors informed Nash-Finch and Spartan Stores that he will not serve on the board of directors of the combined company in order to pursue other interests.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NASH-FINCH COMPANY

Dated:  October 15, 2013

By:

/s/ Kathleen M. Mahoney

Kathleen M. Mahoney

Executive Vice President and General Counsel